Exhibit 99.1
THE GEO GROUP REPORTS FOURTH QUARTER 2010 RESULTS
•	4Q10 GAAP Income from Continuing Operations of $23.0 Million — $0.36 EPS

•	4Q10 Pro Forma Income from Continuing Operations increased to $26.7 Million-$0.41 EPS

•	Confirmed 2011 Pro Forma EPS Guidance of $1.55 to $1.65; 2011 Adjusted EBITDA of $320 to $330 Million and Adjusted Funds from Operations of $2.70 to $2.85 per share

•	Issued 1Q11 Pro Forma EPS Guidance of $0.33 to $0.34
Boca Raton, Fla. — February 17, 2011 — The GEO Group (NYSE: GEO) (“GEO”) today reported fourth quarter 2010 financial results. GEO reported GAAP income from continuing operations for the fourth quarter 2010 of $23.0 million, or $0.36 per diluted share, compared to GAAP income from continuing operations of $15.5 million, or $0.30 per diluted share for the fourth quarter of 2009. GEO’s fourth quarter 2009 results reflect one extra week of operations which contributed approximately $20.0 million in revenues and $0.02 to $0.03 in earnings per share. GEO’s fourth quarter 2010 GAAP income from continuing operations includes $6.7 million, after-tax, in one-time M&A transaction related expenses, which are reported in GEO’s general and administrative expenses; a $0.5 million after-tax loss attributable to non-controlling interests; a $2.9 million after-tax gain related to the settlement of a claim with the Internal Revenue Service; and a $0.5 million after-tax gain related to the sale of company-owned land in Newport News, Virginia.
Excluding these items, GEO reported Pro Forma income from continuing operations of $26.7 million, or $0.41 per diluted share, compared to Pro Forma income from continuing operations of $21.0 million, or $0.40 per diluted share for the fourth quarter of 2009.
For the full-year 2010, GEO reported GAAP income from continuing operations of $62.8 million, or $1.12 per diluted share, compared to $66.5 million, or $1.28 per diluted share for the full-year 2009. Pro forma income from continuing operations for the full-year 2010 increased to $85.3 million, or $1.52 per diluted share, from pro forma income from continuing operations of $73.5 million, or $1.42 per diluted share for the full-year 2009.
George C. Zoley, Chairman and Chief Executive Officer of GEO, said: “We are pleased with our strong fourth quarter and full-year earnings results, which continue to be driven by sound operational results from our diversified business units of GEO Corrections and GEO Care. Following our Cornell and BI acquisition, GEO is now uniquely positioned to provide comprehensive, turnkey solutions across a continuum of care for correctional, detention, and treatment services worldwide.”
Pro forma income from continuing operations excludes start-up/transition expenses, and other items as set forth in the table below, which presents a reconciliation of pro forma income from continuing operations to GAAP income from continuing operations for the fourth quarter and the full-year 2010 and 2009. Please see the section of this press release below entitled “Important Information on GEO’s Non-GAAP Financial Measures” for information on how GEO defines pro forma income from continuing operations.
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Table 1. Reconciliation of Pro Forma Income from Continuing Operations to GAAP Income from Continuing Operations

(In thousands except per share data)	13 Weeks Ended	14 Weeks Ended	52 Weeks Ended	53 Weeks Ended
	2-Jan-11	3-Jan-10	2-Jan-11	3-Jan-10
Income from continuing operations	$23,047	$15,520	$62,790	$66,469
M&A-related Expenses, net of tax	6,668	—	18,187	—
Loss on Extinguishment of Debt, net of tax	—	4,232	4,758	4,232
Start-up/transition expenses, net of tax	—	1,300	2,287	3,008
Net (income) loss attributable to non-controlling interests	451	(40)	678	(169)
Gain on Land Sale, net of tax	(482)	—	(482)	—
IRS Settlement, net of tax	(2,941)	—	(2,941)	—

Pro forma income from continuing operations	$26,743	$21,012	$85,277	$73,540

Diluted earnings per share
Income from Continuing Operations	$0.36	$0.30	$1.12	$1.28
M&A-related Expenses, net of tax	0.10	—	0.32	—
Loss on Extinguishment of Debt, net of tax	—	0.08	0.09	0.08
Start-up/transition expenses, net of tax	—	0.02	0.04	0.06
Net (income) loss attributable to non-controlling interests	0.01	—	0.01	—
Gain on Land Sale, net of tax	(0.01)	—	(0.01)	—
IRS Settlement, net of tax	(0.05)	—	(0.05)	—

Diluted pro forma earnings per share	$0.41	$0.40	$1.52	$1.42

Weighted average common shares outstanding-diluted	64,697	52,164	55,989	51,922
Business Segment Results
The following table presents a summary of GEO’s segment results for the fourth quarter and the full-year 2010 and 2009.
Table 2. Business Segment Results

	13 Weeks Ended	14 Weeks Ended	52 Weeks Ended	53 Weeks Ended
	2-Jan-11	3-Jan-10	2-Jan-11	3-Jan-10
Revenues
U.S. Corrections	$242,819	$204,295	$842,417	$772,497
GEO Care	78,410	40,764	213,819	133,387
International Services	52,335	44,954	190,477	137,171
Construction	834	20,772	23,255	98,035

	$374,398	$310,785	$1,269,968	$1,141,090

Operating Expenses
U.S. Corrections	$168,353	$144,532	$598,275	$558,313
GEO Care	64,828	34,242	179,473	113,426
International Services	47,391	42,346	176,399	127,706
Construction	100	20,566	20,873	97,654

	$280,672	$241,686	$975,020	$897,099

Depreciation & Amortization Expense
U.S. Corrections	$12,613	$8,964	$39,744	$35,855
GEO Care	2,921	871	6,600	2,003
International Services	481	409	1,767	1,448
Construction	—	—	—	—

	$16,015	$10,244	$48,111	$39,306

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Table 2. Business Segment Results (Continued)

	13 Weeks Ended	14 Weeks Ended	52 Weeks Ended	53 Weeks Ended
	2-Jan-11	3-Jan-10	2-Jan-11	3-Jan-10
Compensated Mandays
U.S. Corrections	4,153,398	3,772,641	15,071,558	14,390,320
GEO Care	494,708	211,495	1,330,943	701,992
International Services	650,377	641,241	2,536,869	2,240,384

	5,298,483	4,625,377	18,939,370	17,332,696

Revenue Producing Beds
U.S. Corrections	53,812	40,685	53,812	40,685
GEO Care	6,120	2,177	6,120	2,177
International Services	7,147	6,854	7,147	6,854

	67,079	49,716	67,079	49,716

Average Occupancy
U.S. Corrections	93.0%	93.0%	93.8%	93.6%
GEO Care	88.7%	99.1%	92.4%	99.5%
International Services	100.0%	100.0%	100.0%	100.0%

	93.4%	94.2%	94.5%	94.6%
U.S. Corrections
For the fourth quarter of 2010, U.S. Corrections revenue increased by approximately $38.5 million year-over-year. This revenue increase was driven by GEO’s merger with Cornell Companies; the opening of the Blackwater Correctional Facility in Florida; and the activation of a new contract with the Federal Bureau of Prisons at the D. Ray James Correctional Facility in Georgia. These factors were offset by one less week of operation in the fourth quarter of 2010 compared to the fourth quarter of 2009 and the transition of managed-only contracts for the Graceville Correctional Facility and the Moore Haven Correctional Facility in Florida and the Bridgeport Correctional Center and South Texas Intermediate Sanction Facility in Texas.
GEO Care
For the fourth quarter of 2010, GEO Care revenue increased by approximately $37.6 million year-over-year. This revenue increase was driven by GEO’s merger with Cornell Companies offset by one less week of operation in the fourth quarter of 2010 compared to the fourth quarter of 2009.
International Services
For the fourth quarter of 2010, International Services revenue increased by approximately $7.4 million year-over-year driven by the activation of the Parklea Correctional Centre in Australia; the opening of a 360-bed expansion at the Harmondsworth Immigration Removal Centre in the United Kingdom; and positive foreign exchange rate fluctuations offset by one less week of operation in the fourth quarter of 2010 compared to the fourth quarter of 2009.
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Adjusted EBITDA
Fourth quarter 2010 Adjusted EBITDA increased to $68.4 million from $55.3 million in the fourth quarter of 2009. For the full-year 2010, Adjusted EBITDA increased to $225.4 million from $189.8 million for the full-year 2009. Please see the section of this press release below entitled “Important Information on GEO’s Non-GAAP Financial Measures” for information on how GEO defines Adjusted EBITDA. The following table presents a reconciliation from Adjusted EBITDA to GAAP Net income for the fourth quarter and full-year 2010 and 2009.
Table 3. Reconciliation from Adjusted EBITDA to GAAP Net Income

(In thousands)	13 Weeks Ended	14 Weeks Ended	52 Weeks Ended	53 Weeks Ended
	2-Jan-11	3-Jan-10	2-Jan-11	3-Jan-10
Net income	$23,047	$15,520	$62,790	$66,123
Interest expense, net	10,706	6,597	34,436	23,575
Income tax provision	10,972	11,705	39,532	42,079
Depreciation and amortization	16,015	10,244	48,111	39,306
Tax provision on equity in earnings of affiliate	540	432	2,212	1,368

EBITDA	$61,280	$44,498	$187,081	$172,451

Adjustments, pre-tax
M&A-related Expenses	9,693	—	25,381	—
Loss on Extinguishment of Debt	—	6,839	7,933	6,839
Stock Based Compensation	1,106	1,964	4,639	5,321
Start-up/transition expenses	—	2,100	3,812	4,885
(Income) loss attributable to non-controlling interests	441	(78)	664	(257)
Discontinued operations, (income) loss	—	—	—	562
Gain on Land Sale	(801)	—	(801)	—
IRS Settlement	(3,323)	—	(3,323)	—

Adjusted EBITDA	$68,396	$55,323	$225,386	$189,801

Adjusted Funds from Operations
Adjusted Funds from Operations for the fourth quarter of 2010 increased to $39.0 million compared to $33.4 million for the fourth quarter of 2009. For the full-year 2010, Adjusted Funds from Operations increased to $132.2 million from $117.4 million for the full year 2009.
Please see the section of this press release below entitled “Important Information on GEO’s Non-GAAP Financial Measures” for information on how GEO defines Adjusted Funds from Operations. The following table presents a reconciliation from Adjusted Funds from Operations to GAAP income from continuing operations for the fourth quarter and full-year 2010 and 2009.
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Table 4. Reconciliation of Adjusted Funds from Operations to GAAP Income from Continuing Operations

(In thousands)	13 Weeks Ended	14 Weeks Ended	52 Weeks Ended	53 Weeks Ended
	2-Jan-11	3-Jan-10	2-Jan-11	3-Jan-10
Income from Continuing Operations	$23,047	$15,520	$62,790	$66,469
(Income) loss attributable to non-controlling interests	441	(78)	664	(257)
Depreciation and Amortization	16,015	10,244	48,111	39,306
Income Tax Provision	10,972	11,705	39,532	42,079
Income Taxes Paid	(9,624)	(10,222)	(34,475)	(34,185)
Stock Based Compensation	1,106	1,964	4,639	5,321
Maintenance Capital Expenditures	(6,952)	(4,812)	(17,244)	(11,491)
Equity in Earnings of Affiliates, Net of Income Tax	(1,350)	(1,110)	(4,218)	(3,517)
Amortization of Debt Costs and Other Non-Cash Interest	(189)	3,393	3,209	6,864
M&A-related Expenses	9,693	—	25,381	—
Loss on Extinguishment of Debt	—	6,839	7,933	6,839
Gain on Land Sale	(801)	—	(801)	—
IRS Settlement	(3,323)	—	(3,323)	—

Adjusted Funds from Operations	$39,035	$33,443	$132,198	$117,428

Acquisition of B.I. Incorporated
On February 10, 2011, GEO completed its previously announced acquisition of B.I. Incorporated (“BI”), a private provider of innovative compliance technologies, industry-leading monitoring services, and evidence-based supervision and treatment programs for community-based parolees, probationers, and pretrial defendants. GEO has acquired BI for $415 million in an all cash transaction, excluding transaction related expenses. BI will be integrated into GEO’s wholly-owned subsidiary, GEO Care.
2011 Financial Guidance
GEO confirmed its financial guidance for 2011. GEO expects 2011 total revenues to be in the range of $1.62 billion to $1.64 billion, including approximately $115 million in revenues from BI. GEO expects 2011 pro forma earnings to be in a range of $1.55 to $1.65 per share, excluding acquisition-related expenses and $0.16 in after-tax start-up/transition expenses.
GEO confirmed its 2011 guidance for Adjusted EBITDA in a range of $320 million to $330 million and Adjusted Funds from Operations in a range of $175 million to $185 million, or $2.70 to $2.85 per share. As previously disclosed by GEO, the acquisition of BI is expected to have a neutral impact on GEO’s pro forma 2011 earnings per share and to become accretive to pro forma earnings starting in 2012.
GEO also issued first quarter 2011 financial guidance. GEO expects first quarter 2011 total revenues to be in the range of $385 million to $390 million, including approximately $19 million in revenues from BI. GEO expects first quarter 2011 pro forma earnings to be in a range of $0.33 to $0.34 per share, excluding acquisition-related expenses and $0.05 in after-tax start-up/transition expenses.
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Compared to the fourth quarter 2010 results, GEO’s first quarter 2011 guidance reflects higher payroll tax costs estimated to be $0.05 to $0.06 per share, and is impacted by normal seasonal fluctuations in federal populations. GEO’s first quarter 2011 guidance also reflects higher interest expense as a result of GEO’s recently completed acquisition of BI.
Conference Call Information
GEO has scheduled a conference call and simultaneous webcast at 11:00 AM (Eastern Time) today to discuss GEO’s fourth quarter 2010 financial results as well as its progress and outlook. The call-in number for the U.S. is 1-866-804-6921 and the international call-in number is 1-857-350-1667. The participant pass-code for the conference call is 77139859. In addition, a live audio webcast of the conference call may be accessed on the Conference Calls/Webcasts section of GEO’s investor relations home page at www.geogroup.com. A replay of the audio webcast will be available on the website for one year. A telephonic replay of the conference call will be available until March 17, 2011 at 1-888-286-8010 (U.S.) and 1-617-801-6888 (International). The pass-code for the telephonic replay is 60963760.
About The GEO Group, Inc.
The GEO Group is a world leader in the delivery of correctional, detention, and residential treatment services to federal, state, and local government agencies around the globe. GEO offers a turnkey approach that includes design, construction, financing, and operations. GEO represents government clients in the United States, Australia, South Africa, and the United Kingdom. GEO’s worldwide operations include the management and/or ownership of approximately 81,000 beds at 118 correctional, detention and residential treatment facilities, including projects under development.
Important Information on GEO’s Non-GAAP Financial Measures
Pro Forma Income From Continuing Operations, Adjusted EBITDA and Adjusted Funds From Operations are non-GAAP financial measures that are presented as supplemental disclosures.
Pro Forma Income From Continuing Operations is defined as income from continuing operations adjusted for net (income) loss attributable to non-controlling interest, IRS settlement, gain on land sale, start-up/transition expenses, international bid and proposal expenses, loss on extinguishment of debt, and M&A-related expenses, net of tax. GEO believes that Pro Forma Income From Continuing Operations is useful to investors as it provides information about the performance of GEO’s overall business because such measure eliminates the effects of unusual or non-recurring charges that are not directly attributable to GEO’s underlying operating performance, it provides disclosure on the same basis as that used by GEO’s management and it provides consistency in GEO’s financial reporting and therefore continuity to investors for comparability purposes. GEO’s management uses Pro Forma Income From Continuing Operations to monitor and evaluate its operating performance and to facilitate internal and external comparisons of the historical operating performance of GEO and its business units.
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Adjusted EBITDA is defined as net income before net interest expense, income tax, depreciation and amortization, and tax provision for equity in earnings of affiliate, adjusted for net (income) loss attributable to non-controlling interest, stock-based compensation, IRS settlement, gain on land sale, start-up/transition expenses, international bid and proposal expenses, loss on extinguishment of debt, and M&A-related expenses, net of tax. GEO believes that Adjusted EBITDA is useful to investors as it provides information about the performance of GEO’s overall business because such measure eliminates the effects of unusual or non-recurring charges that are not directly attributable to GEO’s underlying operating performance, it provides disclosure on the same basis as that used by GEO’s management and it provides consistency in GEO’s financial reporting and therefore continuity to investors for comparability purposes. GEO’s management uses Adjusted EBITDA to monitor and evaluate its operating performance and to facilitate internal and external comparisons of the historical operating performance of GEO and its business units.
Adjusted Funds From Operations is defined as income from continuing operations excluding depreciation and amortization, income taxes, stock-based compensation, maintenance capital expenditures, equity in earnings of affiliates and amortization of debt costs and other non-cash interest, non-controlling interest, IRS settlement, gain on land sale, loss on extinguishment of debt, and M&A-related expenses, net of tax. GEO believes that Adjusted Funds From Operations is useful to investors as it provides information regarding cash that GEO’s operating business generates before taking into account certain cash and non-cash items that are non-operational or infrequent in nature, it provides disclosure on the same basis as that used by GEO’s management and it provides consistency in GEO’s financial reporting and therefore continuity to investors for comparability purposes. GEO’s management uses Adjusted Funds From Operations to monitor and evaluate its operating performance and to facilitate internal and external comparisons of the historical operating performance of GEO and its business units.
A reconciliation of these non-GAAP measures to the most directly comparable GAAP measurements of these items is included in Tables 1, 3 and 4, respectively.
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Safe-Harbor Statement
This press release contains forward-looking statements regarding future events and future performance of GEO that involve risks and uncertainties that could materially affect actual results, including statements regarding estimated earnings, revenues, costs, and cost synergies, our ability to maintain growth and strengthen contract relationships, and our ability to meet the increasing demand for correctional, detention, and residential treatment services, and long-term growth prospects in our industry. Factors that could cause actual results to vary from current expectations and forward-looking statements contained in this press release include, but are not limited to: (1) GEO’s ability to meet its financial guidance for 2011 given the various risks to which its business is exposed; (2) GEO’s ability to successfully pursue further growth and continue to enhance shareholder value; (3) the risk that the BI business will not be integrated successfully or that such integration may be more difficult, time-consuming or costly than expected; (4) the risk that the expected increased revenues resulting from the acquisition of Cornell may not be fully realized or may take longer to realize than expected; (5) the risk that the cost synergies from the transaction may not be fully realized or may take longer to realize than expected; (6) any difficulties encountered in maintaining relationships with customers, employees or suppliers as a result of the transaction with Cornell; (7) GEO’s ability to access the capital markets in the future on satisfactory terms or at all; (8) risks associated with GEO’s ability to control operating costs associated with contract start-ups; (9) GEO’s ability to timely open facilities as planned, profitably manage such facilities and successfully integrate such facilities into GEO’s operations without substantial costs; (10) GEO’s ability to win management contracts for which it has submitted proposals and to retain existing management contracts; (11) GEO’s ability to obtain future financing on acceptable terms; (12) GEO’s ability to sustain company-wide occupancy rates at its facilities; and (13) other factors contained in GEO’s Securities and Exchange Commission filings, including the forms 10-K, 10-Q and 8-K reports.

Fourth quarter and full-year 2010 financial tables to follow:

THE GEO GROUP, INC.
CONSOLIDATED STATEMENTS OF INCOME
FOR THE FISCAL QUARTER AND FISCAL YEAR ENDED
JANUARY 2, 2011 AND JANUARY 3, 2010
(In thousands, except per share data)
(UNAUDITED)

	13 Weeks Ended	14 Weeks Ended	52 Weeks Ended	53 Weeks Ended
	January 2, 2011	January 3, 2010	January 2, 2011	January 3, 2010
Revenues	$374,398	$310,785	$1,269,968	$1,141,090
Operating expenses	280,672	241,686	975,020	897,099
Depreciation and amortization	16,015	10,244	48,111	39,306
General and administrative expenses	34,336	19,304	106,364	69,240

Operating income	43,375	39,551	140,473	135,445
Interest income	1,823	1,423	6,271	4,943
Interest expense	(12,529)	(8,020)	(40,707)	(28,518)
Loss on extinguishment of debt	—	(6,839)	(7,933)	(6,839)

Income before income taxes, equity in earnings of affiliate and discontinued operations	32,669	26,115	98,104	105,031
Provision for income taxes	10,972	11,705	39,532	42,079
Equity in earnings of affiliate, net of income tax provision of $540, $432, $2,212 and $1,368	1,350	1,110	4,218	3,517

Income from continuing operations	23,047	15,520	62,790	66,469
Loss from discontinued operations, net of tax benefit of $0, $0, $0 and $(216)	—	—	—	(346)

Net income	$23,047	$15,520	$62,790	$66,123
Add (subtract): loss (earnings) attributable to noncontrolling interests	451	(40)	678	(169)

Net income attributable to The GEO Group, Inc.	$23,498	$15,480	$63,468	$65,954

Weighted-average common shares outstanding:
Basic	64,231	51,110	55,379	50,879

Diluted	64,697	52,164	55,989	51,922

Income per common share attributable to The GEO Group, Inc.:
Basic:
Income from continuing operations	$0.37	$0.30	$1.15	$1.30
Loss from discontinued operations	—	—	—	—

Net income per share-basic	$0.37	$0.30	$1.15	$1.30

Diluted:
Income from continuing operations	$0.36	$0.30	$1.13	$1.28
Loss from discontinued operations	—	—	—	(0.01)

Net income per share-diluted	$0.36	$0.30	$1.13	$1.27

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THE GEO GROUP, INC.
CONSOLIDATED BALANCE SHEETS
January 2, 2011 and January 3, 2010

	2010	2009
	(In thousands, except
	share data)
ASSETS

Current Assets
Cash and cash equivalents	$39,664	$33,856
Restricted cash and investments (including VIEs[1] of $34,049 and $6,212, respectively)	41,150	13,313
Accounts receivable, less allowance for doubtful accounts of $1,308 and $429	275,484	200,756
Deferred income tax assets, net	32,126	17,020
Prepaid expenses and other current assets	36,710	14,689

Total current assets	425,134	279,634

Restricted Cash and Investments (including VIEs of $33,266 and $8,182, respectively)	49,492	20,755
Property and Equipment, Net (including VIEs of $167,209 and $28,282, respectively)	1,511,292	998,560
Assets Held for Sale	9,970	4,348
Direct Finance Lease Receivable	37,544	37,162
Deferred Income Tax Assets, Net	936	—
Goodwill	244,947	40,090
Intangible Assets, Net	87,813	17,579
Other Non-Current Assets	56,648	49,690

Total Assets	$2,423,776	$1,447,818

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current Liabilities
Accounts payable	$73,880	$51,856
Accrued payroll and related taxes	33,361	25,209
Accrued expenses	121,647	80,759
Current portion of capital lease obligations, long-term debt and non-recourse debt (including VIEs of $19,365 and $4,575, respectively)	41,574	19,624

Total current liabilities	270,462	177,448

Deferred Income Tax Liabilities	63,546	7,060
Other Non-Current Liabilities	46,862	33,142
Capital Lease Obligations	13,686	14,419
Long-Term Debt	798,336	453,860
Non-Recourse Debt (including VIEs of $132,078 and $31,596, respectively)	191,394	96,791

Total shareholders’ equity attributable to The GEO Group, Inc.	1,018,901	664,601
Noncontrolling interest	20,589	497

Total shareholders’ equity	1,039,490	665,098

Total Liabilities and Shareholders’ Equity	$2,423,776	$1,447,818

[1]	Variable interest entities or “VIEs”
The GEO Group, Inc.
Pablo E. Paez, 866-301-4436
Vice President, Corporate Relations
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